Barnes Group Inc.

123 Main Street

Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. APPOINTS CHRISTOPHER J. STEPHENS, JR.

SENIOR VICE PRESIDENT, FINANCE AND CFO

BRISTOL, Conn., January 12, 2009 — Barnes Group Inc. (NYSE: B), a leading international aerospace and industrial components manufacturer and logistical services company, today announced the appointment of Christopher J. Stephens, Jr. (44) to Senior Vice President, Finance and Chief Financial Officer, Barnes Group Inc.

“Chris brings to Barnes Group a proven track record that clearly demonstrates a deep understanding of the financial processes. Chris will play an integral role in creating business and financial metrics to further drive consistent and sustainable profitable growth. Chris’ knowledge of financial and operational management, mergers and acquisitions, financial planning and project management will provide valuable leadership to the organization. I look forward to working closely with Chris as a key member of the senior management team,” said Gregory F. Milzcik, President and Chief Executive Officer, Barnes Group Inc.

Francis C. Boyle, Jr., Vice President, Controller, who has served as Acting CFO, has been appointed Vice President, Finance and Chief Accounting Officer. “Frank’s efforts over the past few months have been greatly appreciated. His industry-leading expertise in accounting and financial strategy is a significant asset to the organization. His stewardship through these difficult economic times has allowed the Company to position itself for continued success and an easy transition for Chris,” said Milzcik.

Mr. Stephens has more than 20 years of experience with Fortune 500 companies, including Honeywell, The Boeing Company and Ingersoll-Rand. Most recently, Mr. Stephens served as President, Honeywell Consumer Products Group (CPG), an automotive products business with leading brands such as Prestone, FRAM, and Autolite. Prior to CPG, he was the Chief Financial Officer of Honeywell's Transportation Systems business. He also held senior leadership roles at businesses of The Boeing Company, including Chief Financial Officer of Boeing Satellite Systems.

Mr. Stephens received a B.S. in accounting from King’s College in Wilkes-Barre, Pennsylvania and an M.B.A. in corporate finance from Virginia Tech’s Pamplin School of Business. He is a certified public accountant. Mr. Stephens is also a member of the Advisory Council at Fairfield University’s Dolan School of Business.

Barnes Group Inc. (NYSE:B) is a diversified global manufacturer and logistical services company focused on providing precision component manufacturing and operating service support. Founded in 1857, the 5,700 dedicated employees at more than 70 locations worldwide are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com. Barnes Group, the Critical Components People.

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This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements are made based upon management’s good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as “anticipated,” “believe,” “expect,” “plans,” “strategy,” “estimate,” “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:

Brian D. Koppy – 860.973.2126

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